As filed with the Securities and Exchange Commission on July 17, 2015

Registration No. 333-196292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1253716

(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

2014 Equity Participation Plan of Civeo Corporation

(Full Title of the Plan)

Bradley J. Dodson

President and Chief Executive Officer

333 Clay Street, Suite 4980

Houston, Texas 77002

(713) 510-2400

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Tull R. Florey

Baker Botts L.L.P.
910 Louisiana Street

Houston, Texas 77002

(713) 229-1379

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-196292 (this “Post-Effective Amendment”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Civeo Corporation, a British Columbia, Canada limited company (“Civeo Canada”), as successor issuer to Civeo USA Corp., a Delaware corporation formerly named Civeo Corporation (“Civeo US”), following a merger (the “Merger”) that became effective on July 17, 2015. The Merger was effected pursuant to the Agreement and Plan of Merger, between Civeo Canada, Civeo US and Civeo US Merger Co, a Delaware corporation and wholly owned subsidiary of Civeo Canada (“US Merger Co”), dated as of April 6, 2015 (the “Merger Agreement”), under which US Merger Co merged with and into Civeo US, with Civeo US surviving as a wholly owned subsidiary of Civeo Canada. Pursuant to the Merger Agreement, each issued share of Civeo US common stock, other than those shares of Civeo US common stock held by Civeo US in treasury, was effectively transferred to Civeo Canada and converted into one common share of Civeo Canada. Through the Merger, the 2014 Equity Participation Plan of Civeo Corporation (the “Plan”) was assumed by Civeo Canada. Civeo Canada common shares will henceforth be issuable under the Plan in lieu of the Civeo US common stock. Civeo Canada hereby expressly adopts the Registration Statement on Form S-8 (Registration No. 333-196292) filed by Civeo US with the United States Securities and Exchange Commission (the “Commission”) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

 2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Post-Effective Amendment or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which Civeo US or Civeo Canada has filed with the Commission pursuant to the Exchange Act, are incorporated in this Post-Effective Amendment by reference and shall be deemed to be a part hereof:

•	Civeo US’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the Commission on March 13, 2015;

•	Civeo US’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, as filed with the Commission on April 30, 2015;

•

Civeo US’s Current Reports on Form 8-K, as filed with the Commission (other than for information furnished rather than filed) on January 5, 2015, February 17, 2015, March 13, 2015, April 9, 2015, April 30, 2015, May 7, 2015, May 15, 2015 and May 19, 2015.

•	Civeo Canada’s Current Report on Form 8-K, as filed with the Commission on July 17, 2015 (the “Form 8-K”).

•	The description of Civeo Canada’s share capital contained in Item 8.01 of the Form 8-K.

Each document filed by Civeo Canada with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment and prior to the filing of any further post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Post-Effective Amendment, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any subsequently-filed amendment to this Post-Effective Amendment or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Under Section 160 of British Columbia’s Business Corporations Act (the “BCA”), Civeo Canada may indemnify an eligible party including but not limited to a director or officer of Civeo Canada, a former director or officer of Civeo Canada or another individual who acts or acted at Civeo Canada’s request as a director or officer, or an individual acting in a similar capacity, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of a proceeding in which a party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, to which the such party is or may be liable. Indemnification will be prohibited if (i) giving indemnity or paying expenses is or was prohibited in the memorandum or articles, (ii) if in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of Civeo Canada or, (iii) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. The BCA also provides, under Section 162, that Civeo Canada may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual must agree in writing to undertake that if it is ultimately determined that the payment of expenses is prohibited by either conditions (i), (ii) or (iii) above, the eligible party will repay the amounts advanced.

Civeo Canada’s articles provide that Civeo Canada shall indemnify, and pay expenses in advance of the final disposition of a proceeding of, a director or officer, a former director or officer or a person who acts or acted at Civeo Canada’s requests as a director or officer, or in a similar capacity of another entity, and the heirs and person or other legal representatives of such a person so long as the individual signs the requisite undertaking, in accordance, and to the fullest extent and in all circumstances permitted by the BCA.

Civeo Canada has entered into and, in the future, will enter into indemnification agreements with its officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of Civeo Canada or Civeo Canada’s subsidiaries in accordance with applicable law. These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as Civeo Canada’s officers and directors. Pursuant to such indemnities, Civeo Canada bears the cost of the representation of certain officers and directors.

Civeo Canada maintains insurance for certain liabilities incurred by its directors and officers in their capacity with Civeo Canada or its subsidiaries.

Item 7.	Exemption From Registration Claimed

Not Applicable.

Item 8.	Exhibits

The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

4.1*	Notice of Articles of Civeo Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K).

4.2*	Articles of Civeo Corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3*	2014 Equity Participation Plan of Civeo Corporation (incorporated by reference to Exhibit 10.2 to the Form 8-K).

5.1	Opinion of Bennett Jones LLP regarding the legality of securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

       * Incorporated by reference as indicated.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on July 17, 2015.

CIVEO CORPORATION

By:	/s/ Bradley J. Dodson
Bradley J. Dodson
President and Chief Executive Officer

Each of the undersigned, in his or her capacity as an officer or director of Civeo Corporation, does hereby appoint Bradley J. Dodson and Frank C. Steininger, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director of the Company, the Post-Effective Amendment to Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 17th day of July, 2015.

Signature	Title

/s/ Bradley J. Dodson	President, Chief Executive Officer
Bradley J. Dodson	and Director (Principal Executive Officer and Authorized Representative in the United States)

/s/ Frank C. Steininger	Senior Vice President,
Frank C. Steininger	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Douglas E. Swanson	Chairman of the Board
Douglas E. Swanson

/s/ C. Ronald Blankenship	Director
C. Ronald Blankenship

/s/ Martin A. Lambert	Director
Martin A. Lambert

/s/ Constance B. Moore	Director
Constance B. Moore

/s/ Richard A. Navarre	Director
Richard A. Navarre

/s/ Charles Szalkowski	Director
Charles Szalkowski

Index to Exhibits

Exhibit No.	Description

4.1*	Notice of Articles of Civeo Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K).

4.2*	Articles of Civeo Corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3*	2014 Equity Participation Plan of Civeo Corporation (incorporated by reference to Exhibit 10.2 to the Form 8-K).

5.1	Opinion of Bennett Jones LLP regarding the legality of securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

       * Incorporated by reference as indicated.